EXHIBIT 32
                             CERTIFICATIONS PURSUANT TO
                               18 U.S.C. SECTION 1350


In connection with the Quarterly Report of BorgWarner Inc. (the "Company") on Form 10-Q for the period ended June 30, 2004 (the "Report"), each of the undersigned officers of the Company certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of such officer's knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:    August 6, 2004


/s/ Timothy M. Manganello
Timothy M. Manganello
Chairman & Chief Executive Officer



/s/ Robin J. Adams
Robin J. Adams
Executive Vice President, Chief Financial Officer
 & Chief Administration Officer



A signed original of this written statement required by Section 906 has been provided to BorgWarner Inc. and will be retained by BorgWarner Inc. and furnished to the Securities and Exchange Commission or its staff upon request.